UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

______________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009

BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2009, the Board of Directors (the “Board”) of BioScrip, Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (the "By-Laws") to set forth more explicitly the processes stockholders must follow, and to specify additional information that stockholders must provide, when proposing director nominations and other business to be brought before stockholder vote at an annual or special meeting.  The By-Laws have been amended to better assure that stockholders and the Company have a reasonable opportunity to consider nominations and other business proposed to be brought before an annual or special meeting of stockholders and to require more information to be distributed to stockholders for their benefit in making informed decisions on matters to be voted upon.  The amendments also changed the timeframes in which advance notice of nominations or other business must be made and allows the Board to provide for separate record dates for determining stockholders entitled to notice of an annual or special meeting and for determining stockholders entitled to vote thereat.  The amendments to the By-Laws:

•
authorize the Board to establish separate record dates for determining stockholders entitled to vote at an annual or special meeting of stockholders and to notice of an annual or special meeting of stockholders and set forth the notice requirements in connection with such record date or dates;

•
change the requirements for stockholders to provide advance notice when a stockholder intends to nominate directors or propose other business at an annual meeting to provide that such advance notice shall be delivered to the principal executive office of the Company from not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting to not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, subject to certain conditions;

•
expand the required disclosures for stockholders nominating directors or proposing other business to include, among other things, information about persons or entities affiliated with the stockholder and any arrangements between the affiliates and the stockholder, increased disclosure regarding stock ownership, a representation as to whether the stockholder will appear at the meeting to present his or her proposal, and a representation as to whether the stockholder will solicit proxies in support of his or her proposal, as well as requiring that a stockholder nominating a director disclose to the Company any other information about the proposed nominee required to be disclosed by the proxy rules in a contested election of directors as well as biographical information, stock ownership and investment intent of the proposed nominee;

•
require stockholders nominating directors or proposing other business to update and supplement any information provided as of the record date(s) of the meeting and prior to the meeting  as a result of any changes since the stockholder’s initial submission; and

•
clarify that references in the By-Laws to the Securities Exchange Act of 1934, as amended, and related rules, including Rule 14a-8, do not limit the application of the notice requirements contained in the By-Laws.

A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.  The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits	The following information is furnished as an exhibit to this Current Report:
Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 30, 2009	BIOSCRIP, INC.
	By:	/s/Barry A. Posner Barry A. Posner, Executive Vice President